Exhibit 99.1

Press Release

For Release, 09:10AM ET November 9, 2023

Neonode Reports Quarter Ended September 30, 2023 Financial Results

STOCKHOLM, SWEDEN, November 9, 2023 — Neonode Inc. (NASDAQ: NEON) today reported financial results for the three and nine months ended September 30, 2023.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023:

●	Revenue of $1.0 million, a decrease of 17.5% compared to the same period in the prior year.

●	Operating expenses of $2.2 million, an increase of 6.3% compared to the same period in the prior year.

●	Net loss of $1.3 million, or $0.08 per share, compared to $0.8 million, or $0.06 per share, for the same period in the prior year.

●	Cash used by operations of $1.8 million compared to $0.5 million for the same period in the prior year.

●	Cash and accounts receivable of $19.4 million as of September 30, 2023 compared to $16.3 million as of December 31, 2022.

FINANCIAL SUMMARY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023:

●	Revenue of $3.5 million, a decrease of 9.1% compared to the same period in the prior year.

●	Operating expenses of $7.8 million, an increase of 2.8% compared to the same period in the prior year.

●	Net loss of $4.2 million, or $0.27 per share, compared to $3.7 million, or $0.27 per share, for the same period in the prior year.

●	Cash used by operations of $4.1 million compared to $5.7 million for the same period in the prior year.

THE CEO’S COMMENTS

“Our licensing revenues in Q3 were slightly lower than in Q2 and the same period last year, but our licensing business shows good long-term stability and licensing revenues year-to-date are on a similar level as last year. Our product sales revenues in Q3 were higher than in Q2 but, because of the slow sales in the first half of the year, products sales revenues during the first nine months are significantly lower than in the same period last year,” said Dr. Urban Forssell, Neonode’s CEO.

“We are addressing the lack of growth in our business in different ways. Strategically we continue to evaluate the different market segments in which we are active and prioritize the ones where our products have the greatest potential. Tactically we also constantly monitor our sales performance and adjust resource allocation to maximize our chances of winning new businesses and creating beachheads from which we can expand further. We feel that we are on the right track in the challenge to grow our business and return to profitability and are encouraged by the interest for our different products and offerings that we receive from customers, especially in the Automotive, Medtech, and Interactive Kiosk sectors. We are therefore optimistic about the future growth potential for our business,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED SEPTEMBER 30, 2023

Net revenues for the quarter ended September 30, 2023 were $1.0 million, a 17.5% decrease compared to the same period in 2022. For the 2023 period, license revenues were $0.8 million. This is a decrease of 20.0% compared to the 2022 period and is caused by lower sales volumes for our customers during the third quarter of 2023.

Revenues from product sales for the quarter ended September 30, 2023 were $0.2 million, a 5.2% increase compared to the same period in 2022. We continue with the focused marketing and sales campaigns and updates to our partner network.

Gross margin related to products was negative 39.3% for the third quarter of 2023 compared to 48.4% in the same period in 2022. The gross margin for products varies with the product mix. The gross margin for products for the three months ended September 30, 2023 is impacted by a one-time cost related to a customer claim.

Our operating expenses increased by 6.3% for the third quarter of 2023 compared to the same period in 2022, primarily due to higher professional fees.

Net loss attributable to Neonode for the three months ended September 30, 2023 was $1.3 million, or $0.08 per share, compared to a net loss of $0.8 million, or $0.06 per share, for the same period in 2022. Cash used by operations was $1.8 million in the third quarter of 2023 compared to $0.5 million for the same period in 2022. The increase is primarily the result of component purchases in the third quarter of 2023.

Cash and accounts receivable totaled $19.4 million and working capital was $22.7 million as of September 30, 2023 compared to $16.3 million and $19.1 million as of December 31, 2022, respectively.

For more information, please contact:

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

Phone: +46 734 10 03 59

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the COVID-19 pandemic, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$18,471	$14,816
Accounts receivable and unbilled revenues, net	928	1,448
Inventory	4,309	3,827
Prepaid expenses and other current assets	755	707
Total current assets	24,463	20,798

Property and equipment, net	288	282
Operating lease right-of-use assets, net	66	118
Total assets	$24,817	$21,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$510	$334
Accrued payroll and employee benefits	743	951
Accrued expenses	431	200
Contract liabilities	28	36
Current portion of finance lease obligations	35	95
Current portion of operating lease obligations	66	83
Total current liabilities	1,813	1,699

Finance lease obligations, net of current portion	24	46
Operating lease obligations, net of current portion	-	35
Total liabilities	1,837	1,780

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 15,359,481 and 14,455,765 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	15	14
Additional paid-in capital	235,148	227,235
Accumulated other comprehensive loss	(494)	(340)
Accumulated deficit	(211,689)	(207,491)
Total stockholders’ equity	22,980	19,418
Total liabilities and stockholders’ equity	$24,817	$21,198

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NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues:
License fees	$836	$1,045	$3,078	$3,102
Products	163	155	349	512
Non-recurring engineering	4	16	29	187
Total revenues	1,003	1,216	3,456	3,801

Cost of revenues:
Products	227	80	302	224
Non-recurring engineering	-	(2)	9	24
Total cost of revenues	227	78	311	248

Total gross margin	776	1,138	3,145	3,553

Operating expenses:
Research and development	827	792	2,692	2,961
Sales and marketing	516	348	1,797	1,608
General and administrative	890	960	3,312	3,023

Total operating expenses	2,233	2,100	7,801	7,592
Operating loss	(1,457)	(962)	(4,656)	(4,039)

Other income (expense):
Interest income (expense), net	220	-	547	(6)
Other income	6	-	6	21
Total other income, net	226	-	553	15

Loss before provision for income taxes	(1,231)	(962)	(4,103)	(4,024)

Provision for income taxes	35	32	95	104
Net loss including noncontrolling interests	(1,266)	(994)	(4,198)	(4,128)
Less: net loss attributable to noncontrolling interests	-	194	-	400
Net loss attributable to Neonode Inc.	$(1,266)	$(800)	$(4,198)	$(3,728)

Loss per common share:
Basic and diluted loss per share	$(0.08)	$(0.06)	$(0.27)	$(0.27)
Basic and diluted – weighted average number of common shares outstanding	15,359	13,580	15,310	13,577

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NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(1,266)	$(994)	$(4,198)	$(4,128)

Other comprehensive income (loss):
Foreign currency translation adjustments	(48)	30	(154)	104
Other comprehensive loss	(1,314)	(964)	(4,352)	(4,024)
Less: comprehensive loss attributable to noncontrolling interests	-	194	-	400
Other comprehensive loss attributable to Neonode Inc.	$(1,314)	$(770)	$(4,352)	$(3,624)

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NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2022	14,456	$14	$227,235	$(340)	$(207,491)	$19,418	$-	$19,418
Stock-based compensation	-	-	18	-	-	18	-	18
Issuance of shares for cash, net of offering costs	903	1	7,865	-	-	7,866	-	7,866
Foreign currency translation adjustment	-	-	-	35	-	35	-	35
Net loss	-	-	-	-	(1,425)	(1,425)	-	(1,425)
Balances, March 31, 2023	15,359	$15	$235,118	$(305)	$(208,916)	$25,912	$-	$25,912
Stock-based compensation	-	-	17	-	-	17	-	17
Foreign currency translation adjustment	-	-	-	(141)	-	(141)	-	(141)
Net loss	-	-	-	-	(1,507)	(1,507)	-	(1,507)
Balances, June 30, 2023	15,359	$15	$235,135	$(446)	$(210,423)	$24,281	$-	$24,281
Stock-based compensation	-	-	13	-	-	13	-	13
Foreign currency translation adjustment	-	-	-	(48)	-	(48)	-	(48)
Net loss	-	-	-	-	(1,266)	(1,266)	-	(1,266)
Balances, September 30, 2023	15,359	$15	$235,148	$(494)	$(211,689)	$22,980	$-	$22,980

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2021	13,576	$14	$226,880	$(408)	$(202,608)	$23,878	$(4,041)	$19,837
Stock-based compensation	-	-	39	-	-	39	-	39
Foreign currency translation adjustment	-	-	-	33	-	33	-	33
Net loss	-	-	-	-	(1,380)	(1,380)	(57)	(1,437)
Balances, March 31, 2022	13,576	$14	$226,919	$(375)	$(203,988)	$22,570	$(4,098)	$18,472
Stock-based compensation	4	-	45	-	-	45	-	45
Foreign currency translation adjustment	-	-	-	41	-	41	-	41
Net loss	-	-	-	-	(1,548)	(1,548)	(149)	(1,697)
Balances, June 30, 2022	13,580	$14	$226,964	$(334)	$(205,536)	$21,108	$(4,247)	$16,861
Stock-based compensation	-	-	5	-	-	5	-	5
Repurchase and retirement of stock	(10)	-	(12)	-	-	(12)	-	(12)
Foreign currency translation adjustment	-	-	-	30	-	30	-	30
Net loss	-	-	-	-	(800)	(800)	(194)	(994)
Balances, September 30, 2022	13,570	$14	$226,957	$(304)	$(206,336)	$20,331	$(4,441)	$15,890

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NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(4,198)	$(4,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	48	89
Depreciation and amortization	55	104
Amortization of operating lease right-of-use assets	49	327
Recoveries of bad debt	-	(45)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	512	294
Inventory	(689)	(1,691)
Prepaid expenses and other current assets	(76)	45
Accounts payable, accrued payroll and employee benefits, and accrued expenses	256	(386)
Contract liabilities	(8)	(6)
Operating lease obligations	(49)	(297)
Net cash used in operating activities	(4,100)	(5,694)

Cash flows from investing activities:
Purchase of property and equipment	(58)	(54)
Net cash used in investing activities	(58)	(54)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	7,866	-
Repurchase of common stock	-	(12)
Principal payments on finance lease obligations	(77)	(135)
Net cash provided by (used in) financing activities	7,789	(147)

Effect of exchange rate changes on cash and cash equivalents	24	(186)

Net increase (decrease) in cash and cash equivalents	3,655	(6,081)
Cash and cash equivalents at beginning of period	14,816	17,383
Cash and cash equivalents at end of period	$18,471	$11,302

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$95	$2
Cash paid for interest	$8	$6

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for lease obligations	$-	$24

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